Exhibit 15

August 11, 2005

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 11, 2005 on our review of interim financial information of PacifiCorp and its subsidiaries as of and for the period ended June 30, 2005 and included in the Company’s quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statement on Form S-3 (No. 333-91411).

Very truly yours,

PricewaterhouseCoopers LLP